UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2014

HIGH PERFORMANCE BEVERAGES COMPANY

(Exact name of registrant as specified in its charter)

Nevada	333-170393	27-3566307
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5137 E. Armor St., Cave Creek, AZ 85331

(Address of principal executive offices) (Zip code)

602.326.8290

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On August 27, 2014, High Performance Beverages Company, a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “SPA”) with an investor (“Purchaser”), pursuant to which the Purchaser purchased a debenture (the “Debenture”) with a principal balance of $160,000 for a purchase price of $150,000. The Company agreed to pay $10,000 to the Purchaser for its legal fees and expenses.

The Debenture matures on March 27, 2015 (“Maturity Date”) and bears interest at the rate of 12% per annum, payable on the Maturity Date. All overdue accrued and unpaid interest will entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law. The Company may not prepay the principal amount of the Debenture without the prior written consent of the holder of the Debenture.

The Debenture is convertible into shares of the Company’s common stock at the option of the holder at a conversion price equal to the lesser of (i) $0.01, subject to adjustment therein and (ii) 60% of the lowest intra-day trade price during the 25 trading days immediately prior to a conversion date. The Company shall not effect any conversion of the Debenture to the extent that after giving effect to such conversion, the holder would beneficially own in excess of 4.99% of the number of shares of the common stock outstanding. The holder, upon not less than 61 days’ prior notice to the Company, may increase the beneficial ownership limitation to 9.99% of the number of shares of the Company’s common stock outstanding.

The issuance of securities in the transaction described in Item 1.01 of this Current Report on Form 8-K was exempt from registration pursuant to Section 4(a)(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

The above is a summary of the SPA and the Debenture and is qualified in its entirety by the provisions of the SPA and the Debenture, which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2013, the Company sold a master promissory note (“Note”) in the principal amount of $48,000 to certain investor (“Holder”) on October 8, 2013, the outstanding balance of which was increased due to a subsequent event of default. The Note is convertible into Company’s common stock at the option of the holder at a conversion price equal to 60% of the lowest intra-day trade price during the 25 trading days immediately prior to a conversion date. In 2014, portions of the Note were sold by the Holder to two different investors. On August 26, 2014, the Company entered into a note purchase agreement with the Holder and the Purchaser, pursuant to which the Purchaser purchased the remaining balance of $62,006.53 of the Note from the Holder.

Item 2.03      Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Debenture

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGH PERFORMANCE BEVERAGES COMPANY

Dated: August 27, 2014	By:	/s/ Toby McBride
Name: Toby McBride
Title: Chief Executive Officer

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